UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2005

ZORAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27246	94-2794449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Kifer Road

Sunnyvale, California 94086-5305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (408) 523-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Zoran Corporation (“Zoran”) is providing updated information relating to Zoran’s outstanding common stock and options as of May 16, 2005.  As of that date, there were 13,934,735 outstanding options to purchase Zoran common stock with a weighted average exercise price of $16.36 and weighted average life of 7.48 years remaining prior to expiration.  Of these, 12,690,792 were exercisable with a weighted average exercise price of $16.58 per share and weighted average life of 7.41 years remaining prior to expiration.

OPTIONS OUTSTANDING AND EXERCISABLE BY PRICE RANGE AS OF MAY 16, 2005

	Outstanding			Exercisable

Exercise Prices	Options Outstanding at 5/16/2005	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price	Options Exercisable at 5/16/2005	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price

$0.08-$11.52	3,857,239	7.47	$9.08	3,464,818	7.45	$9.44
$11.53-$12.36	1,478,210	7.27	$12.31	1,478,210	7.27	$12.31
$12.37-$20.57	4,855,029	7.88	$16.56	4,126,247	7.78	$16.53
$20.58-$27.33	3,536,727	7.15	$24.78	3,414,059	7.11	$24.81
$27.34-$46.54	207,530	5.33	$31.94	207,458	5.33	$31.94

	13,934,735	7.48	$16.36	12,690,792	7.41	$16.58

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2005	ZORAN CORPORATION

	By:	/s/ Karl Schneider
Karl Schneider
Senior Vice President and Chief Financial Officer

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